UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2007

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32469 (Commission File Number)	22-3727603 (I.R.S. Employer Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices)
(212) 874-8282
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 29, 2007 (the “Effective Date”), The Princeton Review, Inc. (the “Company”) entered into a Limited Waiver, Consent and Fourth Amendment to Credit Agreement (the “Fourth Amendment”), by and among the Company, Princeton Review Operations, L.L.C., a wholly owned subsidiary of the Company (“Operations”), the lenders party thereto (the “Lenders”) and Golub Capital Incorporated (“Golub”), as Administrative Agent. The Fourth Amendment amended certain terms of a revolving credit facility (the “Credit Facility”) that the Company established with Golub pursuant to the Credit Agreement, dated as of April 10, 2006, by and among the Company, Operations, the Lenders and Golub, as amended on May 25, 2006, November, 2006, December 15, 2006, February 1, 2007 and February 16, 2007 (as amended, the “Credit Agreement”).
     Under the Fourth Amendment, the amount of the Credit Facility was increased by $3.0 million (from an aggregate total of $12.0 million to $15.0 million). The Company drew down the full amount available under the Credit Facility on March 30, 2007.
     At the request of the Company, the Lenders waived restrictions contained in the Credit Agreement on (1) the Company’s anticipated entering into and consummation of a sales and license agreement relating to the Company’s marketing agreements with post-secondary institutions and (2) future cash redemption by the Company of currently outstanding shares of the Company’s Series B-1 Preferred Stock.
     Additionally, the Lenders waived any violation by the Company of the minimum net worth covenant set forth in Section 7.10(b) of the Credit Agreement for the period beginning April 1, 2007 and ending January 1, 2008.
     The term of the Credit Facility and the annual interest rate remain unchanged. The line of credit continues to be secured by a first priority lien on all of the Company’s and Operations’ assets, as well as by a pledge by the Company of its equity interests in Operations and The Princeton Review Canada, Inc. The Security Agreement and Pledge Agreement were not modified by the Fourth Amendment.
     A copy of the Fourth Amendment is filed herewith as Exhibit 10.1.

Item 8.01 Other Events
     On April 3, 2007, the Nasdaq Listing Qualifications Panel (the “Panel”) informed the Company that the Company has evidenced compliance with the Panel’s decision dated February 20, 2007 (such decision previously disclosed in a Form 8-K filed by the Company on February 28, 2007). Accordingly, the Panel determined to continue the listing of the Company’s securities on the Nasdaq Stock Market.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
     10.1 Limited Waiver, Consent and Fourth Amendment to Credit Agreement, dated March 29, 2007, by and among The Princeton Review, Inc., Princeton Review Operations, L.L.C., lenders who become signatory from time to time, and Golub Capital Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2007

THE PRINCETON REVIEW, INC.

	By	/s/ John Katzman

Name: John Katzman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Limited Waiver, Consent and Fourth Amendment to Credit Agreement, dated March 29, 2007, by and among The Princeton Review, Inc., Princeton Review Operations, L.L.C., lenders who become signatory from time to time, and Golub Capital Incorporated.